As filed with the Securities and Exchange Commission on October 14, 2022

Registration No. 333-266322

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NWTN Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	5900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

c/o

Alan Nan WU
Office 114-117, Floor 1, Building A1,
Dubai Digital Park, Dubai Silicon Oasis,
Dubai, UAE
(971) 5-0656-3888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Jessica Yuan, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300	Jeffrey C. Cohen Xiaoxi Lin Linklaters LLP 1290 Avenue of the Americas New York, NY 10104 Tel: (212) 903-9000	Simon Schilder Michael Killourhy Ogier Ritter House Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands, VG1110 (284) 852-7300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Business Combination contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-4 (File No. 333-266322) (this “Amendment No. 3”) is being filed solely to amend Item 21 of Part II thereof and to file certain exhibits to the Registration Statement. This Amendment No. 3 does not modify any provision of the proxy statement/prospectus contained in Part I. Accordingly, the proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, willful neglect, willful default or the consequences of committing a crime. Pubco’s amended and restated memorandum and articles of association provides that, subject to certain limitations, Pubco will indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity shall not apply if the person acted dishonestly, in wilful default or fraudulently.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1**	Business Combination Agreement, dated as of April 15, 2022 (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).
2.2*	Amendment to Business Combination Agreement, dated as of September 28, 2022 (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).
3.1**	Memorandum and Articles of Association of Pubco.
3.2**	Form of Amended and Restated Memorandum and Articles of Association of Pubco (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B).
3.3**	Amended and Restated Memorandum and Articles of Association of East Stone (incorporated by reference to Exhibit 3.1 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.1**	Specimen Unit Certificate of East Stone (incorporated by reference to Exhibit 4.3 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.2**	Specimen Ordinary Share Certificate of East Stone Acquisition Corporation (incorporated by reference to Exhibit 4.4 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.3**	Specimen Warrant Certificate of East Stone (incorporated by reference to Exhibit 4.5 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.4**	Specimen Right Certificate of East Stone (incorporated by reference to Exhibit 4.6 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.5**	Specimen Warrant Certificate of Pubco.
4.6**	Warrant Agreement, dated as of February 19, 2020, by and between East Stone and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.7**	Rights Agreement, dated as of February 19, 2020, by and between East Stone and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
5.1*	Opinion of Ogier.
5.2*	Opinion of Linklaters LLP.
8.1**	Form of Tax opinion of Ellenoff Grossman & Schole LLP.
10.1**	Letter Agreement, dated February 19, 2020, by and among East Stone, its initial shareholders, anchor investors, directors and officer (incorporated by reference to Exhibit 10.1 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.2**	Investment Management Trust Agreement, dated February 19, 2020, by and between East Stone and CST, as trustee (incorporated by reference to Exhibit 10.2 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.3**	Administrative Support Agreement, dated February 19, 2020, by and between East Stone and East Stone Capital Limited (incorporated by reference to Exhibit 10.3 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.4**	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and the Sponsor (incorporated by reference to Exhibit 10.4 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.5**	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and I-Bankers (incorporated by reference to Exhibit 10.5 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).

Exhibit No.	Description
10.6**	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and Hua Mao (incorporated by reference to Exhibit 10.6 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.7**	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and Cheng Zhao (incorporated by reference to Exhibit 10.7 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.8**	Registration Rights Agreement, dated as of February 19, 2020, by and between East Stone and certain securityholders (incorporated by reference to Exhibit 10.8 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.9**	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Xiaoma (Sherman) Lu (incorporated by reference to Exhibit 10.9 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.10**	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Chunyi (Charlie) Hao (incorporated by reference to Exhibit 10.10 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.11**	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Michael S. Cashel (incorporated by reference to Exhibit 10.11 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.12**	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Sanjay Prasad (incorporated by reference to Exhibit 10.12 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.13**	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and William Zielke (incorporated by reference to Exhibit 10.13 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.14**	Share Escrow Agreement, dated as of March 4, 2020, by and among East Stone, the Initial Shareholders and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.1 of East Stone’s Form 8-K filed with the SEC on March 4, 2020).
10.15**	Business Combination Marketing Agreement, dated February 19, 2020, by and between East Stone and I-Bankers (incorporated by reference to Exhibit 1.2 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.16**	Securities Purchase Agreement between the Registrant and sponsor (incorporated by reference to Exhibit 10.4 of East Stone’s Form S-1 filed with the SEC on January 17, 2020).
10.17**	Investment Agreement dated August 15, 2022 between ICONIQ Holding Limited and Jinhua Jinyi New Area Investment Services Co., Ltd.
10.18**	Form of Warehouse and Plot Lease between Abu Dhabi Ports Company PJSC and NWTN Technologies Industries — Sole Proprietorship L.L.C.
10.19**	PIPE Subscription Agreement dated June 15, 2022 between East Stone, Pubco and Zhejiang Jinhua jinyi New-district Development Group Co., Ltd
10.20**	Termination Agreement to April 2022 PIPE Subscription Agreement, dated on September 25, 2022, by and among East Stone, Pubco and April PIPE Investor
10.21**	Termination Agreement to August 2022 PIPE Subscription Agreement, dated on September 25, 2022, by and among East Stone, Pubco and August PIPE Investor
10.22**	PIPE Subscription Agreement dated September 23, 2022 between East Stone, Pubco and Al Ataa Investment LLC
21.1**	List of Subsidiaries of Pubco Post-Business Combination.
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of Marcum Asia CPAs LLP.
23.3*	Consent of Ogier (included in Exhibit 5.1).
23.4**	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 8.1).
23.5**	Consent of ValueScope
23.6*	Consent of Frost & Sullivan
23.7*	Consent of Linklaters LLP (included in Exhibit 5.2)
99.1**	Form of Proxy for Special Meeting of Shareholders of East Stone Acquisition Corporation (included as Annex C to the proxy statement/prospectus).
99.2**	Consent of Alan Nan WU to be Named as a Director.
99.3**	Consent of Xiaoma Sherman LU to be Named as a Director.
99.4**	Consent of Michael S. CASHEL to be Named as a Director.
99.5**	Consent of Changqing (Benjamin) YE to be Named as a Director.
99.6**	Consent of Alain BATTY to be Named as a Director.

Exhibit No.	Description
99.7**	Consent of Mark A. SCHULZ to be Named as a Director.
99.8**	Consent of Xinyue (Jasmine) GEFFNER to be Named as a Director.
99.9**	ValueScope Fairness Opinion (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex F).
107**	Filing fee table

*	Submitted herewith.
**	Previously filed.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in 14th on October, 2022.

NWTN Inc.

By:	/s/ Alan Nan WU
Name:	Alan Nan WU
Title:	Chief Executive Officer, Executive Director and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Name	Title	Date
/s/ Alan Nan WU	Chief Executive Officer, Executive Director and Chairman	October 14, 2022
Alan Nan WU	(Principal Executive Officer)

/s/ Peter Jianfeng CHEN	Chief Financial Officer	October 14, 2022
Peter Jianfeng CHEN	(Principal Financial Officer)

/s/ Jinming DONG	Chief Accounting Officer	October 14, 2022
Jinming DONG	(Principal Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of NWTN Inc., has signed this registration statement in 14th on October, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director